                                                                    EXHIBIT 8.1

                     Subsidiaries of Elan Corporation, plc

                                                                           Registered Office &
                                                                 Group     Jurisdiction of Incorporation
Company                             Nature of Business           Share %   and Operation
-------                             ------------------           -------   -----------------------------

Elan International Services Ltd.    Financial services company   100       Clarendon House, 2 Church St.
                                                                           Hamilton, Bermuda

Elan Management Ltd.                Provision of management      100       Lincoln House, Lincoln Place
                                    services                               Dublin 2, Ireland

Elan Pharmaceuticals, Inc.          Research and development     100       800 Gateway Blvd.
                                    and sale of                            South San Francisco, CA,
                                    pharmaceutical products                United States
                                                                           (a Delaware corporation)

Athena Neurosciences,               Holding company              100       800 Gateway Blvd.
Inc.                                                                       South San Francisco, CA,
                                                                           United States
                                                                           (a Delaware corporation)

Elan Pharma International Ltd.      Research and                 100       WIL House, Shannon Business Park
                                    development, sale and                  Co. Clare, Ireland
                                    distribution of
                                    pharmaceutical products
                                    and financial services

Elan Pharma Ltd.                    Manufacture of               100       Monksland, Athlone
                                    pharmaceutical products                Co. Westmeath, Ireland

Elan Finance Corporation Ltd.       Financial services company   100       Clarendon House, 2 Church St.
                                                                           Hamilton, Bermuda

Elan Pharmaceutical                 Investment holding           100       Clarendon House, 2 Church St.
Investments III, Ltd.               company                                Hamilton, Bermuda

Elan Holdings Ltd.                  Holding company              100       Monksland, Athlone
                                                                           Co. Westmeath, Ireland

Elan Holdings Inc.                  Manufacture, marketing       100       1300 Gould Drive
                                    and distribution of                    Gainesville, GA
                                    pharmaceutical and                     United States
                                    medical device products                (a Delaware corporation)

Elan Drug Delivery, Inc.            Research and development               3000 Horizon Drive
                                                                           King of Prussia, PA
                                                                           United States
                                                                           (a Delaware corporation)

Elan Capital Corporation Ltd        Financial services company   100       Clarendon House, 2 Church St
                                                                           Hamilton, Bermuda

Monksland Holdings BV               Financial services company   100       Amsteldijte 166
                                                                           6th Floor
                                                                           1079 LH Amsterdam
                                                                           The Netherlands